Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

List  of  subsidiary  corporations,  each  of  which  is  wholly  owned  by  the
Registrant:

                         NAME                          STATE OF INCORPORATION
                         ----                          ----------------------

               Midview Drug, Inc.                           New York
              *Embee Drug, Inc.                             New York
              *Riverview Pharmacy, Inc.                     New York
               Citiview Drug, Inc.                          New York
              *Westview Drug Corp., Inc.                    New York
              *Eastview 87th Street, Inc.                   New York
              *Brittany Chemists, Inc.                      New York
              *Villageview Pharmacy, Inc.                   New York
               Towerview, Inc.                              New York
               Accuhealth Home Care, Inc.                   Delaware
               ProHealth Care Infusion Services, Inc.       New Jersey
               Healthcare, Inc. and Subsidiaries            Delaware


*Inactive